Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into as of December 19, 2022 by Volcon, Inc. (“Volcon”), a Delaware corporation, and have executed it (the “Effective Date”).

1.                  Position. Executive will serve, on an at-will basis, in the full-time position of Chief Technology Officer of Volcon, reporting to a committee of Volcon’s Board of Directors (the “Board”) consisting of the Board’s independent directors. Executive’s day-to-day activities shall be subject to the oversight of Volcon’s Chief Executive Officer (the “CEO”).

2.                  Base Salary. Beginning on the January 1, 2023, Volcon will pay Executive a gross annual base salary of $170,000.00 (the “Base Salary”), less all applicable withholdings and deductions, in equal payments in accordance with Volcon’s normal payroll practices. Volcon’s Board will review the Base Salary periodically and, in its sole discretion, may adjust the Base Salary.

3.                  Employment Benefits. Volcon shall provide Executive with the employment benefits that are ordinarily provided from time to time to its similarly situated regular full-time executive employees. All employment benefits provided by Volcon shall be governed by the applicable plan documents, insurance policies, or employment policies of Volcon, and may be modified, suspended, or revoked by the Volcon in its sole discretion in accordance with the terms of the applicable documents or policies without violating this Agreement.

4.                  Expense Reimbursement. Volcon, consistent with its internal policies and procedures, will reimburse Executive for all reasonable, appropriate, and documented expenses incurred in the course of properly performing Employee’s duties and responsibilities. Executive agrees to submit an expense report with supporting documentation no later than the month after the month during which Executive incurred the expense. Volcon agrees to reimburse approved expenses no later than the month after the month during which Executive submitted the expense report. Notwithstanding the foregoing, all expense reimbursements required by this Agreement will be made no later than the last day of the calendar year following the calendar year in which the expense was incurred.

5.                  Termination of Consulting Agreement with Pink Possum, LLC. Volcon, Pink Possum, LLC, and Executive hereby agree that the Consulting Agreement between Volcon and Pink Possum, LLC dated August 28, 2020, as amended by an Amendment to the Consulting Agreement dated March 26, 2021 (the “Consulting Agreement” see Appendix A) is hereby terminated, except as otherwise provided below. The termination of the Consulting Agreement does not affect vested rights granted to Pink Possum, LLC under the Consulting Agreement. The following paragraphs of the Consulting Agreement survive its termination: 2(c), and 5–18.

6.                  Termination. This Agreement and Executive’s employment with Volcon will continue until terminated as set forth in this paragraph 6:

(a)               By Volcon for Cause. Volcon may terminate this Agreement and Executive’s employment at any time for “Cause” if, as determined by Volcon in its sole discretion, Executive (i) has committed an act involving fraud, dishonesty, disloyalty, or a conflict of interest against Volcon, (ii) has been convicted of or enters a plea of nolo contendere to any felony or a misdemeanor involving honesty, integrity, moral turpitude, or unethical conduct, (iii) has engaged in willful misconduct that results or could have resulted in serious injury (monetary or otherwise) to Volcon or is materially detrimental to Volcon’s business, reputation, or goodwill, (iv) in carrying out Executive’s assigned duties, has engaged in gross negligence that results in material injury, monetary or otherwise, to Volcon, (v) has engaged in sexual, racial, or other harassment, (vi) uses illegal drugs or becomes intoxicated by alcohol or drugs in a manner that adversely affects Executive’s ability to perform Executive’s assigned duties, (vii) fails to cooperate in any material respect with any investigation or inquiry authorized by Volcon or conducted by a governmental authority related to Volcon’s business, (viii) fails to comply in any material respect with any written or oral direction of the CEO or Board that reasonably relates to the performance of Executive’s duties that Executive can physically perform, (ix) materially violates any Volcon written policies, or (x) fails to perform or uphold in any material respect any duty under this Agreement. If Volcon terminates this Agreement and Executive’s employment for Cause, Volcon will have no further obligation to Executive other than the following “Accrued Obligations”:

(A)	any accrued but unpaid Base Salary through Executive’s last day of employment;

(B)	reimbursement of timely-submitted and approved expenses; and

(C)	any vested employee benefits to which Executive may be entitled under Volcon’s employee benefit plans as of Executive’s last day of employment.

The Accrued Obligations will be paid when otherwise due under the terms of this Agreement or Volcon’s business-expense-reimbursement policy or employee benefit plans, as applicable.

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(b)               Voluntary Resignation by Executive.

i.                         Notice Period. Executive may terminate this Agreement and Executive’s employment at any time for any or no reason by providing both the CEO and the Board at least 30 days’ written notice (the “Notice Period”). At its sole option, Volcon at any time may choose to accept Executive’s resignation sooner by paying Executive an amount equal to the then-current Base Salary attributable to the number of days between the date it accepts the resignation and the effective resignation date specified by Executive (the “Resignation Payment”), less all applicable withholdings and deductions, but in no event will the Resignation Payment exceed 30 days of the then-current Base Salary. Volcon’s decision to accept Executive’s voluntary resignation sooner will not be considered a termination of this Agreement or Executive’s employment by Volcon for any purpose. As a condition of receiving the Resignation Payment, Executive must sign and not revoke as permitted by applicable law a general release agreement in a form acceptable to Volcon within 55 days of Executive’s last day of employment. Volcon will pay the Resignation Payment to Executive on Volcon’s regularly-scheduled paydays, beginning on the first payday that occurs after the effective date of the general release agreement (as set out in the general release agreement), but in no event later than 74 days following Executive’s last day of employment, in amounts equal to the Base Salary that Executive had previously received on each payday. In the event of a voluntary resignation, Volcon will have no further obligation to Executive, except for the Resignation Payment, Accrued Obligations, and any accrued but unused vacation through the last day of employment.

ii.                        Liquidated Damages. Executive acknowledges Volcon has a legitimate interest in receiving at least 30 days’ notice of Executive’s resignation; that damages resulting from Executive’s failure to provide such notice are difficult to estimate; that the liquidated damages provided in this subparagraph are a fair and reasonable forecast of the damages that would result from any such failure; and that the parties have negotiated the fact of and amount of liquidated damages. Accordingly, Executive agrees that if Executive provides less than 30 days’ notice of Executive’s intent to terminate this Agreement and resign Executive’s employment, Executive will pay to Volcon as liquidated damages an amount equal to the then-current Base Salary attributable to the difference between 30 days and the number of days specified in Executive’s resignation notice. Moreover, Volcon may, at its sole option and without affecting its right to receive such liquidated damages, choose to accept Executive’s resignation sooner, in which case Volcon will be under no further obligation to Executive other than the payment of the Accrued Obligations.

(c)               Resignation by Executive with Good Reason. Executive may terminate this Agreement and Executive’s employment with Volcon for “Good Reason,” which is the occurrence of any of the following events without Executive’s consent: (i) a material reduction in the Base Salary as in effect immediately before such reduction; (ii) a material reduction in the duties, responsibilities, and status of Executive’s employment with Volcon; or (iii) Volcon’s material breach of its obligations to Executive under this Agreement. Notwithstanding the foregoing, Executive will not have Good Reason if Volcon reduces the Base Salary proportionately in connection with an across-the-board salary reduction for its other executives. Executive may not resign Executive’s employment for Good Reason unless Executive first notifies the CEO and the Board in writing of the existence of the circumstances providing grounds for resignation for Good Reason within 30 days of the initial existence of such grounds and Volcon has had at least 30 days from the date when Executive provides such notice to cure the circumstances. If Executive does not resign his employment for Good Reason within 30 days after Executive provides such timely notice to Volcon of the applicable grounds, then Executive will be deemed to have waived Executive’s right to resign for Good Reason with respect to such grounds.

(d)               Death or Disability. In the event of Executive’s death or Inability to Perform (as defined below), this Agreement and Executive’s employment will terminate immediately. If this Agreement terminates under this paragraph 6(d), Volcon will have no further obligation to Executive (or Executive’s estate or heirs) under this Agreement except for the Accrued Obligations. “Inability to Perform” means that Executive is, despite any reasonable accommodation required by law, unable to perform the essential functions of Executive’s position because of an illness or injury for more than 45 consecutive days.

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(e)               By Volcon Without Cause or by Executive for Good Reason Not Following Change in Control. Volcon may terminate this Agreement and Executive’s employment at any time and for any reason. If Executive’s employment and this Agreement are terminated by Volcon without Cause or by Executive for Good Reason at any time that is not within six (6) months after the occurrence of a Change in Control (as defined below):

i.      Volcon will pay Executive an amount equivalent to six months of the then-current Base Salary (the “Severance Payment”), less all applicable withholdings and deductions. As a condition of receiving the Severance Payment, Executive must sign and not revoke as permitted by applicable law a general release agreement in a form acceptable to Volcon within 55 days of Executive’s last day of employment. Volcon will pay the Severance Payment to Executive in a lump-sum on Volcon’s first regularly-scheduled payday that occurs after the effective date of the general release agreement (as set out in the general release agreement), but in no event later than 74 days following Executive’s last day of employment. In the event that Volcon terminates this Agreement and Executive’s employment without Cause, Volcon will have no further obligation to Executive under this Agreement, except for the Severance Payment and the Accrued Obligations.

ii.      For purposes of this Agreement, “Change in Control” shall mean:

A.	The consummation of any transaction or series of related transactions involving the sale of Volcon’s outstanding securities (but excluding a public offering of the Volcon’s capital stock) for securities or other consideration issued or paid or caused to be issued or paid by such other corporation or an affiliate thereof and which result in Volcon’s shareholders (or their affiliates) immediately prior to such transaction not holding at least a majority of the voting power of the surviving or continuing entity following such transaction; or

B.	The consummation by Volcon (whether directly involving Volcon or indirectly involving Volcon through one or more intermediaries) of (i) a merger, consolidation, reorganization, or business combination or (ii) a sale or other disposition of all or substantially all of Volcon’s assets or (iii) the acquisition of assets or stock of another entity, in each case, other than a transaction which results in Volcon’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of Volcon or the person or entity that, as a result of the transaction, controls, directly or indirectly, Volcon or owns, directly or indirectly, all or substantially all of Volcon’s assets or otherwise succeeds to the business of Volcon (Volcon or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction.

(f)                By Volcon Without Cause or by Executive for Good Reason Following Change in Control. If at any time within six (6) months after a Change in Control, Executive’s employment is terminated by Volcon without Cause or by Executive for Good Reason, then Executive shall be entitled to the payments and benefits provided in paragraph 6(e)(i) hereof, subject to the terms and conditions thereof (including, without limitation, the requirement that a condition to Executive’s right to receive the amounts provided for thereunder is that Executive execute, deliver, and not revoke a general release agreement in a form acceptable to Volcon), except that for purposes of this paragraph 6(f), the Severance Payment shall be an amount equivalent to twelve (12) months of the Executive’s then-current Base Salary, less all applicable withholdings and deductions.

(g)               Offset. Executive agrees that Volcon may set off against, and Executive authorizes Volcon to deduct from, any payments due to Executive or Executive’s estate, any amounts that may be due and owing to Volcon by him; provided, however, that any such set-off or deduction will be made in a manner that complies with Section 409A of the Internal Revenue Code to the extent applicable. Such right of set-off is without prejudice to Executive’s right to challenge such set-off.

(h)               Cooperation. Executive agrees to cooperate with Volcon in connection with any internal and public announcement regarding the termination of the employment relationship.

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(i)                 Compliance with Obligations and After-Acquired Evidence. Notwithstanding any other provision in this Agreement, Volcon’s obligation to provide the Resignation Payment or the Severance Payment, if applicable, to Executive is subject to Executive’s past and continuing compliance with all obligations under this Agreement. Volcon may suspend or cease providing any part of the Resignation Payment or the Severance Payment if Executive has materially breached any such obligations, but all other provisions of this Agreement will remain in full force and effect. In addition, and notwithstanding any provision of this Agreement, if Volcon provides the Resignation Payment or the Severance Payment to Executive but subsequently acquires evidence and determines in its sole discretion that (i) Executive has materially breached any obligation under this Agreement; or (ii) a condition before Volcon provided the Resignation Payment or the Severance Payment that, had Volcon been fully aware of such condition, would have given Volcon the right to terminate Executive’s employment for Cause earlier, then Executive will promptly forfeit and return to Volcon any Resignation Payment or Severance Payment received under this Agreement, but all other provisions of this Agreement will remain in full force and effect. Volcon’s rights under this paragraph 6(i) will be in addition to any other available rights and remedies should Executive breach any obligation under this Agreement or should any after-acquired evidence be discovered.

7.                  Use of Third-Party Confidential Information. Executive promises that Executive will not use in the performance of Executive’s duties any confidential or proprietary information, documents or materials of a former employer or other third party that are not generally available to the public or have not been otherwise legally transferred to Volcon.

8.                  Confidential Information.

(a)               Definition of Confidential Information. “Confidential Information” means any compilation of information used in Volcon’s business that gives Volcon an opportunity to obtain an advantage over competitors and that is not generally known or readily ascertainable by independent investigation, and includes without limitation: all confidential or proprietary information and data, including all intellectual property and trade secrets; databases and lists of vendors, suppliers, customers, prospects, and employees; information regarding customer accounts; customer contacts; employee applications, qualifications, performance, and compensation; customer preferences; assets, profits, and losses; sales reports and analyses; employee reports and analyses; customer profit margin data; methods of operation and sales techniques; processes, techniques, methods, formulations, and other production-related information; statistical information; specially negotiated terms with vendors and customers; pricing information; research and development, business projects, strategic business plans, and strategies; sales and marketing techniques; and any information provided to Volcon by, or including or related to, its customers and prospective customers. Confidential Information does not include any information that is or becomes generally available to the public other than as a result of a disclosure or wrongful act by Executive or was available to Executive on a nonconfidential basis before its disclosure by Volcon.

(b)               Agreement Not to Disclose Confidential Information. Executive will not directly or indirectly (i) use any Confidential Information, except as necessary to properly perform Executive’s duties and responsibilities to Volcon pursuant to this Agreement, (ii) disclose any Confidential Information in any manner to any person or entity who is not a director, manager, officer, employee, consultant, representative, agent, or legal counsel of Volcon or its affiliates, or (iii) disclose any Confidential Information in any manner to any other person or entity unless previously authorized in writing by the Board. The restrictions set forth in this paragraph 8(b) will not apply to disclosures made in compliance with the Defend Trade Secrets Act of 2016 (the “DTSA”), 18 U.S.C. § 1833(b). The DTSA provides in relevant part:

An individual will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

Executive acknowledges that (i) Executive has a right to disclose in confidence trade secrets to federal, state, or local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law, (ii) Executive has a right to disclose trade secrets in a complaint or other document filed in a lawsuit or other proceeding so long as the document is filed under seal and Executive otherwise does not disclose such trade secrets, except pursuant to court order, (iii) nothing in this Agreement conflicts with the DTSA or creates liability for disclosures allowed under the DTSA, and (iv) nothing in this Agreement restricts or prohibits Executive from filing a charge or complaint with, contacting, or cooperating with an investigation conducted by a government agency, or making disclosures or giving truthful testimony as required by law or valid legal process, such as by a subpoena or court order.

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(c)               Agreement to Return Confidential Information. At any time during Executive’s employment upon Volcon’s request and upon the ending of Executive’s employment for any reason, Executive agrees to return to Volcon any Confidential Information, and all copies of any Confidential Information in any form or medium, in Executive’s possession, custody, or control.

(d)               Agreement Concerning Confidential Information. Volcon agrees to disclose to Executive such Confidential Information as is necessary for Executive to perform Executive’s duties, responsibilities, and authorities under this Agreement. Executive acknowledges and agrees that absent the promises and representations made by Executive in this paragraph 8, Volcon would not provide Executive with Confidential Information, would not authorize Executive to engage in activities that will create Confidential Information, and would not have entered into this Agreement.

9.                  Restricted Activities.

(a)               Definitions. The activities described in this paragraph 9 are referred to as the “Restricted Activities.” A “Competing Business” is any business involved in the sales, marketing, or distribution of outdoor powersports equipment, including but not limited to motorcycles and off-road vehicles, in the United States or any other product that Volcon sell, markets, or distributes in the United States. The Restricted Period is during Executive’s employment and for a 12-month period after Executive’s employment ends for any reason.

(b)               Non-Solicitation. Executive agrees that, while employed by Volcon and during the Restricted Period, Executive will not directly or indirectly, through social media or any other form of communication, for Executive’s own account or for the benefit of any other person:

i.                        hire, attempt to hire, employ, solicit for employment, or recruit any person who is then or was within the previous six months employed by Volcon or had an independent-contractor relationship with Volcon, or entice, persuade, encourage, induce, advise, or recommend to any such person that he or she terminate or abandon his or her employment or contractual relationship with Volcon or enter into any relationship with a Competing Business;

ii.                       solicit, contact, persuade, induce, or entice, or attempt to solicit, contact, persuade, induce, or entice any customer or prospective customer to whom or which Volcon sold products or solicited to sell products during the 12-month period immediately preceding the termination of Executive’s employment, to enter any relationship with a Competing Business, to cease or reduce the level of his, her, or its business relationship with Volcon, or to refrain from entering into a business relationship with Volcon; or

iii.                      solicit, contact, persuade, induce, or entice, or attempt to solicit, contact, persuade, induce, or entice any supplier or vendor from whom or which Volcon purchased products or received services from during the 12-month period immediately preceding the termination of Executive’s employment to breach any agreement or contract with, or discontinue or curtail his, her, or its business relationships with, Volcon.

The post-termination restrictions described in this paragraph 9(b) apply only to those persons with whom Executive had contact relating to Volcon’s business, or about whom Executive had access to Confidential Information.

(c)               Acknowledgements Regarding Restricted Activities. Executive agrees that the provisions of this Agreement regarding Restricted Activities will survive the termination of this Agreement and Executive’s employment, regardless of the reason for such termination. Executive acknowledges and agrees that (i) Executive’s position, responsibilities, and access to Confidential Information give rise to Volcon’s interest in the Restricted Activities, (ii) the Restricted Activities are designed to enforce Executive’s promises and undertakings set forth in paragraph 9 and Executive’s common-law obligations and duties owed to Volcon, (iii) the Restricted Activities are reasonable and do not impose a greater restraint than necessary to protect Volcon’s goodwill, Confidential Information, and other legitimate business interests, (iv) Executive’s access to Confidential Information and promises and undertakings under paragraphs 8 and 9 are not contingent on the duration of Executive’s employment with Volcon, and (v) in the event that a court deems any provision regarding Restricted Activities to exceed the limits permitted by any applicable law, such provisions will be, and are, reformed to the maximum limitations permitted by applicable law.

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10.               Nondisparagement. Executive agrees that while employed by Volcon and thereafter Executive will not, directly or indirectly, make or publish any disparaging statements (whether oral, written, electronic, anonymous, on the Internet, or otherwise) regarding Volcon or its affiliates, or their businesses, operations, officers, members, managers, management, employees, agents, principal stockholders, or customers.

11.               Agreement to Waive Certain Rights. Executive knowingly, voluntarily, and intelligently waives any free-speech, free-petition, free-association, free-press, or other U.S. or state constitutional rights Executive may have to make any statements prohibited under this Agreement. Executive further irrevocably waives the right to file a motion to dismiss or pursue any other relief under the Texas Citizens Participation Act or similar state law in connection with any claim or cause of action filed against Executive by Volcon arising from any alleged breach by Executive of this Agreement.

12.                Inventions. Any and all Confidential Information and other discoveries, inventions, improvements, trade secrets, know-how, works of authorship, or other intellectual property conceived, created, written, developed, or first reduced to practice by Executive, alone or jointly, in the performance of Executive’s duties, responsibilities, or authorities for Volcon before or after the execution of this Agreement (the “Inventions”) will be Volcon’s sole and exclusive property. Executive acknowledges that all original works of authorship protectable by copyright that are produced by Executive in the performance of Executive’s duties, responsibilities, or authorities for Volcon are “works made for hire” as defined in the United States Copyright Act (17 U.S.C. § 101). In addition, to the extent that any such works are not works made for hire under the United States Copyright Act, Executive assigns without further consideration all right, title, and interest in such works to Volcon. Executive will promptly and fully disclose to Volcon all Inventions, will treat all Inventions as Confidential Information, and assigns to Volcon without further consideration all of Executive’s right, title, and interest in and to any and all Inventions, whether or not copyrightable or patentable. Executive agrees to execute all papers, including applications, invention assignments, and copyright assignments, and will otherwise assist Volcon as reasonably required to memorialize, confirm, and perfect in them the rights, title, and other interests granted to Volcon under this Agreement.

13.                Social Media. Executive agrees that (a) any social media accounts (including, without limitation, LinkedIn, Instagram, Facebook, Twitter, and Google+) used to share information about Volcon and its products and services with customers, prospective customers, and the public belong to Volcon and constitute Volcon’s property even if any such account is co-branded between Executive and Volcon or opened by Executive, (b) all such contacts and followers related to any such account belong to Volcon and constitute Volcon’s property even if any such account is co-branded between Executive and Volcon, (c) Volcon has the right in its sole discretion to control all content provided to any such account, (d) Executive will provide the passwords to any such accounts to Volcon immediately upon Volcon’s request, and (e) Executive will not post any information to any such accounts after Executive’s employment ends, regardless of why the employment relationship ends, without prior written consent from the CEO.

14.               Return of Volcon Property. At any time during Executive’s employment upon Volcon’s request and upon the ending of Executive’s employment for any reason, Executive agrees to promptly return to Volcon all of its property and equipment, including without limitation, any hardware, software, or Confidential Information, as well as all documents, information, and materials pertaining to Volcon or Executive’s work with Volcon (including all electronic or duplicate copies) in Executive’s possession, custody, or control, or that subsequently come into Executive’s possession, custody, or control. Executive further promises Executive will not take any documents or materials, including electronic versions or copies, containing Confidential Information in any form, and acknowledges that such documents and materials remain Volcon’s sole and exclusive property.

15.               Best Efforts and Exclusive Service. Executive agrees to devote Executive’s full best efforts, time, and energy to Executive’s duties as Chief Executive Officer of Volcon. Executive agrees to conduct all business activities in accordance with the policies and practices of Volcon, consistent with this Agreement in a proper and professional manner so as to maintain Volcon’s high ethical and professional standards, goodwill, and reputation. Executive further agrees that during Executive’s employment with Volcon, Executive will not engage in any other employment or business venture without the prior written consent of the Board, who will provide such consent unless, in its reasonable discretion, it determines that the other employment or business venture will conflict with or adversely affect the performance of Executive’s duties for Volcon. Executive warrants that Executive is not subject to any agreement with any other party that would restrict Executive’s employment by Volcon or the performance of Executive’s assigned duties.

16.                Severability and Survival. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, then (a) this Agreement will be considered divisible, (b) such provision will be deemed inoperative to the extent deemed illegal, invalid, or unenforceable, and (c) in all other respects this Agreement will remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision will be deemed to be so limited and will be enforceable to the maximum extent permitted by applicable law. Executive agrees that the obligations under paragraphs 5, 6(g), 6(i), and 8 through 14 will survive the termination of this Agreement and Executive’s employment, regardless of which party initiates such termination, and will be construed as agreements independent of any other provision of this Agreement, and the existence of any claim or cause of action of Executive against Volcon, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by Volcon of such obligations.

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17.                No Conflicts. Executive represents and warrants that neither Executive’s execution of this Agreement, nor Executive’s relationship with and services reasonably expected to be rendered for Volcon, conflict with or will result in a violation of any provision of, or constitute a default under, any agreement to which Executive is a party or by which Executive is bound, including without limitation agreements regarding confidentiality and nonsolicitation.

18.                Amendment. This Agreement may not be modified or amended except by a written instrument executed by Executive and the CEO.

19.               Entire Agreement. This Agreement constitutes the entire agreement between the parties concerning its subject matter and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to its subject matter, with the exception of the Consulting Agreement discussed above in paragraph 5. Executive acknowledges that Executive is not relying on any statements, promises, or representations that are not set out in this Agreement, but instead is relying on Executive’s own judgment in consultation with Executive’s attorney, if any.

20.                Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without regard to its choice-of-law principles. Exclusive venue for purposes of any dispute, controversy, claim or cause of action between the parties arising out of or related to this Agreement will be in any state or federal court of competent jurisdiction presiding over Williamson County, Texas. Nothing in this Agreement, however, precludes either party from removing a civil action from any state court to federal court.

21.                WAIVER OF RIGHT TO JURY TRIAL. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, EXECUTIVE IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE, CONTROVERSY, CLAIM, OR CAUSE OF ACTION AGAINST VOLCON OR ANY AFFILIATE OF VOLCON ARISING OUT OF OR RELATING TO EXECUTIVE’S EMPLOYMENT WITH VOLCON (INCLUDING WITHOUT LIMITATION ANY POSITIONS HELD BY EXECUTIVE WITH VOLCON OR ITS AFFILIATES) OR THE FORMATION OR TERMINATION OF THAT EMPLOYMENT, OR FROM THIS AGREEMENT (EITHER FOR ALLEGED BREACH OR ENFORCEMENT).

22.                Waiver. The waiver by either party of a breach of any term of this Agreement will not operate or be construed as a waiver of a subsequent breach of the same provision by either party or of the breach of any other term or provision of this Agreement.

23.                Notices. All notices under this Agreement will be in writing and deemed to have been delivered on the date personally delivered or on the date deposited in a receptacle maintained by the U.S. Postal Service for such purpose, postage prepaid, by certified mail, return-receipt requested, addressed to the respective parties as follows:

Christian Okonsky	Volcon, Inc.
3019 Thousand Oaks	Attention: CEO
Austin, TX 78746	3121 Eagles Nest St., Suite 120
Round Rock, TX 78665

Either party may designate a different address by providing written notice of such new address to the other party.

24.               Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. For purposes of this Agreement, use of a facsimile, email, or other electronic medium will have the same force and effect as an original signature.

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IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date written below.

EXECUTIVE	VOLCON, INC.

/s/ Christian Okonsky	/s/ Jordan Davis
Christian Okonsky	By: Jordan Davis
Chief Executive Officer

Date: December 19, 2022	Date: December 19, 2022

PINK POSSUM, LLC

/s/ Christian Okonsky
By: Christian Okonsky, President

Date: December 19, 2022

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APPENDIX A

VOLCON CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of AUGUST 28, 2020, between VOLCON, INC., a Delaware corporation, having its principal place of business at 3267 Bee Caves Road, 107-322, Austin, TX 78746 (the “Company”), and PINK POSSUM, LLC., with an address at 3267 Bee Caves Road Suite 107-247, Austin, TX 78746 (“Consultant”).

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.                  Engagement Period. The Company hereby engages Consultant, and Consultant hereby accepts such engagement, upon the terms and conditions set forth herein, for the period (the “Term”) beginning on the date hereof and ending on the third anniversary of this agreement, unless extended by the parties (“Termination Date”) except for those sections that are to survive the termination of this agreement. The Term may be further extended by mutual written agreement.

2.                 Position and Duties.

(a)                 Services. During the Term, Consultant shall provide consulting services with respect to different technical aspects of the Company’s products (the “Services”). The Services shall be provided at such locations reasonably determined by the Consultant. The Consultant will report to such person(s) as designated by the Company.

(b)                Performance of Services. The parties expressly acknowledge and agree that Consultant will be permitted to provide consulting and other services to any other person or entity during the Consulting Period provided such services do not conflict with the services being provided to the Company. Consultant shall perform the Services to the best of Consultant’s abilities in a diligent, trustworthy, professional and efficient manner. In performing the Services hereunder, Consultant is acting as an independent contractor. Nothing in this Agreement shall be interpreted or construed as creating or establishing an employment relationship between the Company, on the one hand, and the Consultant, on the other hand. Consultant shall not have any right, power or authority in any way to bind the Company or any of its affiliates to the fulfillment of any condition, contract or obligation or to create any liability binding on the part the Company or any of its affiliates, and Consultant agrees not to represent otherwise to any third party.

(c)                Compliance with Law. Consultant warrants that all work and services shall be performed in complete compliance with all relevant laws and regulations, including all securities laws, rules, regulations and guidance. Specifically, Consultant acknowledges it will comply with all laws, rules, regulations and guidance related to material non-public information. Consultant shall not provide any services that require any license or permit unless consultant has the necessary license or permit to perform such services.

3.                 Consulting Compensation. In consideration of the Services, Consultant will receive the stock purchase warrant attached hereto as Exhibit A. Consultant is responsible for all taxes on any consideration paid to Consultant pursuant to this Agreement.

4.                 Expense Reimbursement. The Company shall reimburse Consultant for all preapproved, reasonable and documented expenses incurred by Consultant in the course of performing services under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of expenses. All travel will be authorized for business class.

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5.                 Termination.

(a)                  Termination. This Agreement shall terminate at the end of the Term and may only be terminated earlier by either Party upon thirty (30) days written notice upon a breach of this Agreement. No portion of any Common Stock or compensation (5.(b)) issued to Consultant will be refundable despite early termination of this Agreement.

(b)                 Additional Compensation. Upon the occurrence of a Fundamental Transaction for an aggregate gross sales price of $100,000,000 or more, Consultant will receive an additional cash payment equal to one percent (1%) of such gross sales price. For the purposes of this agreement, “Fundamental Transaction” means any of the following: (i) a consolidation or merger involving the Company if the holders of the voting securities of the Company that are outstanding immediately prior to the consummation of such consolidation or merger do not, immediately after the consummation of such consolidation or merger, hold voting securities that collectively possess at least a majority of the voting power of all the outstanding securities of the surviving entity of such consolidation or merger or such surviving entity’s parent entity; (ii) a transfer or issuance (in a single transaction or series of related transactions) by one or more of the Company and its stockholders to one Person or to any group of Persons acting in concert, of shares of the Company’s capital stock then collectively possessing fifty percent (50%) or more of the voting power of all then outstanding shares of the Company’s capital stock (computed on an as-converted to common stock basis); or (iii) any sale, license, lease, assignment or other disposition of all or substantially all of the assets of the Company.

6.                 Confidentiality and Solicitation.

(a)                  Confidentiality. For purposes of this Agreement, “Confidential Information” means any information disclosed by the Company to the Consultant, of a confidential nature or marked confidential. Confidential Information may include without limitation such documents as business plans, source code, documentation, financial analysis, marketing plans, customer names, customer lists, customer data, contracts and other business information, including both the information of the Company or any prospective acquisition target entity(ies), existing or prospective customers, clients, investors or other third parties with whom the Company has relationships or conducts business that may be disclosed in connection with the Purpose of this Agreement. Consultant agrees that it will use the Confidential Information only in connection with its engagement for the Company and not for any other purpose. The Confidential Information shall be held in confidence by Consultant and shall not be disclosed to any other person without the prior written consent of the Company. Notwithstanding the foregoing, Consultant may disclose Confidential Information to the extent that: (i) the information was already in the possession of the Consultant at the time of disclosure on a non-confidential basis; (ii) disclosure is required by law, regulation or legal process or by request from any governmental agency or other regulatory authority (including any self-regulatory organization having or claiming to have jurisdiction); or (iii) the information is or becomes publicly available, other than as a result of a breach of this Agreement. The provisions of this Section shall survive the termination of Consultant’s engagement for five (5) years, provided however such provisions shall remain in effect indefinitely solely as related to that portion of the Confidential Information that constitutes trade secrets.

(b)                 Solicitation. The Consultant shall not, during the Term of this Agreement and for a period of six (6) months immediately after the termination of this Agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company’s customers about whom the Consultant became aware as a result of the Consultant’s services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company’s employees or consultants either for the Consultant or for any other person or entity.

7.                 Consultant’s Representations. Consultant hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by Consultant do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Consultant is a party or by which Consultant is bound, (b) except as previously disclosed to the Company in writing (a copy of such agreement having been provided to the Company and with respect to which all noncompete restrictions shall expire prior to the commencement of the Consulting Period), Consultant is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (c) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Consultant, enforceable in accordance with its terms. Consultant hereby acknowledges and represents that Consultant has either consulted with independent legal counsel regarding Consultant’s rights and obligations under this Agreement or knowingly and voluntarily waived the opportunity to do so and that Consultant fully understands the terms and conditions contained herein. Consultant agrees it shall not use the Company’s name or the name of any of its employees in any advertising or promotional material without the prior written consent of the Company.

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8.                 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance shall be held to be prohibited by, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such provision shall be ineffective only in the jurisdiction where so held and only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.                 Complete Agreement. This Agreement and those documents expressly referred to herein (including the Confidentiality Agreement) embody the complete agreement and understanding among the parties with respect to, and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to, the subject matter hereof in any way, including, without limitation, any prior consulting agreement, by and between Consultant and the Company or any of its Subsidiaries.

10.               No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

11.               Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile or by electronic transmission in portable document format (pdf) or comparable electronic transmission), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

12.                Successors and Assigns. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder; provided that (a) this Agreement will inure to the benefit of and be enforceable by Consultant’s personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees (but otherwise will not otherwise be assignable, transferable or delegable by Consultant), and (b) this Agreement will be assignable, transferable or delegable by the Company without the consent of Consultant to the Company or any of its affiliates or to any successor (whether direct or indirect, in whatever form of transaction) to all or substantially all of their business or assets (none of which shall constitute a termination of Consultant’s engagement hereunder).

13.               Choice of Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of laws, provisions; and the Parties agree that the proper venue for the resolution of any disputes hereunder shall be Travis County, Texas.

14.               Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Consultant, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

15.               Indemnification and Reimbursement of Payments on Behalf of Consultant. The Consultant acknowledges that the Company will report any compensation payable pursuant to this Agreement on the appropriate tax forms as compensation to an independent contractor with respect to which the Company and its Subsidiaries are not withholding. Notwithstanding the forgoing, the Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Consultant any federal, state, local or foreign withholding taxes, excise tax, or employment taxes (“Taxes”) imposed with respect to Consultant’s compensation or other payments from the Company, as may be required to be deducted or withheld by any applicable law or regulation. In the event the Company does not make such deductions or withholdings, Consultant shall indemnify the Company and its Subsidiaries for any amounts paid with respect to any such Taxes, together (if such failure to withhold was at the written direction of Consultant or if Consultant was informed in writing by the Company that such deductions or withholdings were not made) with any interest, penalties and related expenses thereto.

16.               Indemnification. The Company will indemnify and hold harmless Consultant from any claims or damages, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Consultant which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement; (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other Agreement entered into by the Company and Consultants relating hereto; or (iii) the Consultant’s performance of his duties as described in this Agreement.

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17.               Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY KNOWINGLY AND INTENTIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE AGREEMENT AND CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

18.               Notices. All notices which are required by or may be given pursuant to the terms of this Agreement must be in writing and must be delivered personally, sent by certified mail, return receipt requested, postage prepaid, or email. Any of the addresses set forth above may be changed from time to time by written notice from the party requesting the change. Such notices and other communications will be treated for all purposes of this Agreement as being effective immediately if delivered personally or by facsimile (with written confirmation of transmission), or five days after mailing by certified mail, return receipt requested, first class postage prepaid, or one day after deposit for next business day delivery by a nationally recognized overnight delivery service.

* * * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first written above.

VOLCON, INC.

By: /s/ Adrian James
Name: Adrian James
Its: Vice President

PINK POSSUM, LLC.

By: /s/ Christian Okonsky
Name: Christian Okonsky
Its: MANAGER

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WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

Warrant Certificate No.: 1	Original Issue Date: August 28, 2020

FOR VALUE RECEIVED, Volcon, Inc., a Delaware corporation (the “Company”), hereby certifies that Pink Possum, LLC, or its registered assigns (the “Holder”) is entitled to purchase from the Company up to the Adjustment Amount (as defined below) of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, at a purchase price per share of $0.01 (the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 0 hereof.

This Warrant has been issued pursuant to the terms of the Consulting Agreement, dated on or about the date hereof (the “Consulting Agreement”), between the Company and the Holder.

1.               Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Adjustment Amount” means a number of shares of Common Stock such that the sum of (a) the Adjustment Amount, plus (b) the number of shares of Common Stock held by the Holder (and Holder’s Affiliates) as of the date hereof equals 18.75% of the total number of shares of Common Stock outstanding, on a fully diluted basis, as of the time of exercise.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares purchasable hereunder, multiplied by (b) the Exercise Price.

“Board” means the board of directors of the Company.

“Business Day” means a weekday on which banks are open for general banking business in Austin, Texas.

“Common Stock” means the common stock, par value $0.00001, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Company” has the meaning set forth in the preamble.

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“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Austin, Texas time, on a Business Day, including, without limitation, the receipt by the Company of the Aggregate Exercise Price.

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” has the meaning set forth in the preamble.

“Fair Market Value” means, as of any particular date, the fair market value per share as determined by the Board.

“Holder” has the meaning set forth in the preamble.

“Original Issue Date” means the date on which the Warrant was issued by the Company pursuant to the Purchase Agreement.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Purchase Agreement” has the meaning set forth in the preamble.

“Securities Act” means the Securities Act of 1933, as amended from time to time. “Qualified Offering” means the consummation of an initial public offering of the Company’s Common Stock in one or more closings on substantially the same terms in connection with which the Company receives not less than $10,000,000 of gross cash proceeds at a pre- money valuation of not less than $100,000,000.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

2.                  Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after the date hereof and prior to 5:00 p.m., Austin, Texas time, on the tenth anniversary of the date hereof or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).

3.               Exercise of Warrant.

(a)                Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for the Warrant Shares, upon:

(i)                 surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction); and

(ii)                payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b)                Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder, by the following methods:

(i)                 by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price; or

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(ii)                by instructing the Company to issue Warrant Shares then issuable upon exercise of this Warrant on a net basis such that, without payment of any cash consideration or other immediately available funds, the Holder shall surrender this Warrant in exchange for the number of Warrant Shares as is computed using the following formula:

X = Y(A - B) ÷ A

Where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares that the Holder may purchase pursuant to this Warrant.

A = the Fair Market Value of one Warrant Share as of the applicable Exercise Date.

B = the Exercise Price in effect under this Warrant as of the applicable Exercise Date.

(c)                Delivery of Stock Certificates. Upon surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise (or other evidence in the case of uncertificated shares), together with cash in lieu of any fraction of a share, as provided in Section 3(d) hereof. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(d)                Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e)                Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this warrant, the Company hereby represents, covenants and agrees:

(i)                 This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii)                All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non- assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

(iii)               The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(iv)               The Company shall use its best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.

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(f)                 Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(g)                Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(h)               Holder’s Exercise Limitations. From and after the closing of a Qualified Offering, the Holder shall not have the right to exercise this Warrant, in part or in whole, to the extent that after giving effect to the exercise, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Borrower subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Warrants) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(h), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 3(h) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) shall be in the sole discretion of the Holder, subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it exercises this Warrant that such exercise has not violated the restrictions set forth in this paragraph, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(h), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant held by the Holder. The Holder may decrease the Beneficial Ownership Limitation at any time and the Holder, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 3(h), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the Beneficial Ownership Limitation provisions of this Section 3(h) shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(h) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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4.             Adjustment to Exercise Price and Number of Warrant Shares. In order to prevent dilution of the purchase rights granted under this Warrant, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted from time to time by the Board (in each case, after taking into consideration any prior adjustments pursuant to this Section Error! Reference source not found.). As promptly as reasonably practicable following any adjustment to the Exercise Price and/or the number of Warrant Shares by the Board, but in any event not laterthan five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

5.             Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form prescribed by the Company, together with funds sufficient to pay any transfer taxes or other governmental charges imposed in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

6.             Replacement on Loss; Division and Combination.

(a)                Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b)                Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

7.             Provisions Relating To Stockholder Rights.

(a)                Holder Not Deemed a Stockholder With Respect to Warrant Shares; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to any of the rights incident to ownership of the Warrant Shares, including without limitation, the right to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

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8.             Compliance with the Securities Act.

(a)                 Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 7 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

(b)                Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(i)                 The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(ii)                The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii)              The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

9.             Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

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10.           Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10).

If to the Company:	Volcon, Inc.
3267 Bee Caves Road, 107-322
Austin, TX 78746

If to the Holder:	Pink Possum, LLC
3267 Bee Caves Road, 107-247
Austin, TX 78746

11.          Cumulative Remedies. Except to the extent expressly provided in Section 7 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

12.           Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

13.           Entire Agreement. This Warrant constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

14.           Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

15.           No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

16.           Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

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17.           Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

18.           Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

19.          Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

20.          Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

VOLCON, INC.

By: /s/ Adrian James
Name: Adrian James

ACCEPTED AND AGREED:

PINK POSSUM LLC

By: /s/ Christian Okonsky
Name Christian Okonsky
Title: Manager

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AMENDMENT TO CONSULTING AGREEMENT

This amendment (“Amendment”), dated as of the date set forth below (the “Effective Date”), is to that certain Consulting Agreement (the “Agreement”) dated August 28, 2020 by and between Pink Possum, LLC (the “Consultant”) and Volcon, Inc. (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

WHEREAS, Section 3 of the Agreement provides that a portion of the compensation to the Consultant shall paid in the form of the receipt a common stock purchase warrant (the “Original Warrant”);

WHEREAS, the Original Warrant has an exercise price of $0.01 per share and provides for an unknown number of shares issuable upon exercise based on the number of shares of Company common stock outstanding as of the date of exercise;

WHEREAS, the Company and Consultant have agreed to amend the terms of the Original Warrant to increase the exercise price and to fix the number of shares of Company common stock underlying the Original Warrant; and

WHEREAS, the Company has agreed to amend Section 5 to provide the Consultant with certain additional compensation as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and mutual agreements herein contained, and intending to be legally bound herein, the parties hereto agree as follows:

1.                  Exchange of Original Warrant. On the Effective Date, the Consultant shall assign, transfer and deliver to the Company, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the Original Warrant in exchange for the common stock purchase warrant set forth in Exhibit A (the “New Warrant”).

2.                  Section 5 is hereby amended to add the following new Sections 5(c) and 5(d):

(c)                 Market Capitalization Compensation. Commencing upon the completion of the Company’s initial public offering of securities, if the Company’s Market Capitalization exceeds $300.0 million for a period of 21 consecutive trading days (the “Measurement Period”), Consultant will receive an additional cash payment equal to $15.0 million, payable within 90 days of the end of the Measurement Period. Notwithstanding the foregoing, the Company shall have the right, in its sole discretion, to make the foregoing $15.0 million payment by the issuance of shares of Company common stock valued at the closing price of the Company’s common stock on first trading day of the Measurement Period. For the purposes of this Agreement, “Market Capitalization” is calculated on each trading day during the Measurement Period as the product of (A) the closing price of the Company’s common stock on the national securities exchange on which the Company’s common stock is listed on such day, and (B) the number of shares of Company common stock outstanding on such day.

(d)                For the avoidance of doubt, the compensation payable to Consultant pursuant to Sections 5(b) and 5(c) of this Agreement shall be payable to Consultant if the milestones are achieved during or after the Term of this Agreement; provided that the milestones are achieved prior to the ten-year anniversary of the initial execution of the Agreement.

3.                  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

4.                  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page To Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated below.

Volcon, Inc,

By: /s/ Adrian James
Adrian James, Co-Founder & Board Member

Date: March 26, 2021

Pink Possum, LLC

By /s/ Christian Okonsky
Christian Okonsky , Manager

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Exhibit A

Stock Purchase Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

VOLCON, INC.

Warrant Shares: 1,900,000	Initial Exercise Date: March 25, 2021

THIS SHARE PURCHASE WARRANT (the "Warrant") certifies that, for value received, Pink Possum LLC or its assigns (the "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to 5:00 p.m. (New York City time) on the tenth anniversary of the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from Volcon, Inc., a Delaware corporation (the "Company"), up to 1,900,000 shares of Company common stock, par value $0.001 (as subject to adjustment hereunder, the "Warrant Shares") of the Company (the "Shares"). The purchase price of one Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.        Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

"Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Commission" means the United States Securities and Exchange Commission. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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"Share Equivalents" means any securities of the Company which would entitle the holder thereof to acquire at any time Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Shares.

"Trading Day" means a day on which the Shares are traded on a Trading Market. "Trading Market" means any of the following markets or exchanges on which the Shares (or the securities of any Successor Entity) are listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing.

"Transfer Agent" means the transfer agent of the Company, or, if the Company does not have a transfer agent, the Company.

Section 2.         Exercise.

a)                 Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the "Notice of Exercise"). Within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier's check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)                  Exercise Price. The exercise price per Share under this Warrant shall be $2.46, subject to adjustment hereunder (the "Exercise Price").

c)                  Cashless Exercise. If there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)= as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or

(2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of "regular trading hours" (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is executed during "regular trading hours" on a Trading Day pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of "regular trading hours" on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

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If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

"Bid Price" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Shares are then listed or quoted on a Trading Market, the bid price of the Shares for the time in question (or the nearest preceding date) on the Trading Market on which the Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Shares are then reported in the "Pink Sheets" published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share so reported, or (d) in all other cases, the fair market value of a Share as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Shares for such date (or the nearest preceding date) on the Trading Market on which the Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Shares are then reported in the "Pink Sheets" published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Share so reported, or (d) in all other cases, the fair market value of a Share as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

d)	Mechanics of Exercise.

1.       Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by physical delivery of a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the "Warrant Share Delivery Date"). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within two (2) Trading Days.

ii.        Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

m.        No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

iv.        Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

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v.         Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.         Certain Adjustments.

a)         Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on its Shares or any other equity or equity equivalent securities payable in Shares (which, for avoidance of doubt, shall not include any Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Shares into a smaller number of shares or (iv) issues by reclassification of Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Shares outstanding immediately after such event, and the number of Shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)        Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Shares or any compulsory share exchange pursuant to which the Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Shares (not including any Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

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c)         Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/lOOth of a share, as the case may be. For purposes of this Section 3, the number of Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Shares (excluding treasury shares,_ if any) issued and outstanding.

d)         Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Section 4.         Transfer of Warrant.

a)         Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)         New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)         Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)        Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provide to the Company an opinion of counsel selected by the Holder or transferee and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

e)         Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5.        Miscellaneous.

a)         No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b)         Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

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c)         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)        Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any Trading Market upon which the Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof.

e)         Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in Travis County, Texas, or in the federal courts located therein, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

f)         Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)        Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)        Notices. Any notices, consents, waivers or other document or communications required or permitted to be given or delivered under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient's e-mail server that such e-mail could not be delivered to such recipient) and (iii) if sent by overnight courier service, one (1) Trading Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. If notice is given by email, a copy of such notice shall be dispatched no later than the next business day by first class mail, postage prepaid. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Volcon, Inc

3267 Bee Caves Road, 107-322

Austin, TX 78746

If to a Holder, to its address or e-mail address set forth herein or on the books and records of the Company.

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Or, in each of the above instances, to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party at least five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, or (B) provided by an overnight courier service, shall be rebuttable evidence of personal service in accordance with clause (i) or (iii) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e mail in accordance with clause (ii) above.

i)          Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)          Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)         Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)          Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)        Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)        Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VOLCON, INC.

By:	/s/ Christian Okonsky
Name: Christian Okonsky Title: Chairman

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NOTICE OF EXERCISE

TO: VOLCON, INC.

(1)   The undersigned hereby elects to purchase ___________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[  ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)   Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_____________________________

The Warrant Shares shall be delivered to the following DWAC Account Number (if eligible):

_____________________________

_____________________________

_____________________________

(4)      Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity ____________________________________________________________

Signature of Authorized Signatory of Investing Entity: _____________________________________

Name of Authorized Signatory: _______________________________________________________

Title of Authorized Signatory: ________________________________________________________

Date: __________________________________________________________________________

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EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:	__________________________________
(Please Print)

Address:	__________________________________
(Please Print)

Phone Number:	__________________________________

Email Address:	__________________________________

Dated: ___________________ __, ____

Holder’s Signature: __________________________

Holder’s Address: ___________________________

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